                                                                 Exhibit 11
                           ERGO SCIENCE CORPORATION

                   STATEMENT RE COMPUTATION OF LOSS PER SHARE

                                                                  Historical
                                                                   Weighted
                                                                   Average
                 Type of Security                                  Shares
                 ----------------                                 ----------
Company, for the three months ended March 31, 1995:

  Common stock outstanding beginning of the year .............     2,500,025

  Issuance of cheap stock(1) .................................     1,231,413

  Weighted average common stock issued during period .........       156,400
                                                                  ----------

      Weighted average common shares outstanding .............     3,887,838
                                                                  ==========


Company, for the three months ended March 31,1996:

  Common stock outstanding beginning of the year .............    10,145,580

  Weighted average common stock issued during period .........         1,319
                                                                  ----------
      Weighted average common shares outstanding .............    10,146,899
                                                                  ==========


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(1)   Pursuant to Securities and Exchange Commission Staff Bulletin No. 83,
      stock option issued during the twelve month period prior to the initial filing date of the Company's Registration Statement at exercise prices below the assumed initial public offering price of $9.00 have been included in the calculation of common equivalent shares using the treasury stock method, as if they were outstanding for all periods presented.